Exhibit 10.2
MILACRON INC.
DIRECTOR DEFERRED COMPENSATION PLAN
As Amended April 1, 2008
     Milacron Inc. (the “Company”) hereby establishes, effective as of May 4, 2005, the Milacron Inc. Director Deferred Compensation Plan (the “Plan”) on the terms and conditions hereinafter set forth. Such Plan provides certain members of the Company’s Board of Directors the opportunity to receive deferred compensation in accordance with the provisions of the Plan.
     1. Definitions. For the purposes hereof, the following words and phrases shall have the meanings set forth below, unless their context clearly requires a different meaning:
     “Account” means the bookkeeping account maintained by the Company on behalf of each Participant as provided herein. The sum of each Participant’s Deferral Sub-Account and Restricted Sub-Account, in the aggregate, shall constitute his Account.
     “Beneficiary” means the Participant’s estate.
     “Board” means the board of directors of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Company” means Milacron Inc. and its successors, including, without limitation, the surviving corporation resulting from any merger or consolidation of Milacron Inc. with any other corporation, limited liability company, joint venture, partnership or other entity or entities.
     “Common Stock” means the common stock of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type referred to in Section 5 hereof.
     “Deferral Sub-Account” means the bookkeeping sub-account maintained by the Company on behalf of each Participant pursuant to Section 2 hereof.
     “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
     “Fair Market Value per Share” means, as of any particular date, (i) the closing sale price per share of Common Stock as reported on the principal exchange on which Common Stock of the Company is then trading, if any, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of a share of Common Stock as determined by the Board.
     “Participant” means any member of the Board who is not an employee of the Company or any of its subsidiaries or affiliates and, during the term of the Director Fee Agreement by and between Bayside Capital, Inc. (together with its affiliates “Bayside”) and the Company, any member of the Board who is not an employee or affiliate of Bayside.
     “Plan” means this Milacron Inc. Director Deferred Compensation Plan.

Exhibit 10.2
     “Restricted Sub-Account” means the bookkeeping sub-account maintained by the Company on behalf of each Participant pursuant to Section 2 hereof.
     2. Accounts. The Company shall establish a Deferral Sub-Account and Restricted Sub-Account for each Participant. The Balance in each such sub-account shall reflect the shares of Common Stock, if any, credited by the Company under Section 3 hereof, and adjustments thereto, including dividend equivalents, in accordance with Section 5 hereof. The Company may, in its sole discretion, establish and name such additional sub-accounts as may be appropriate or necessary to facilitate proper recordkeeping, provided that the terms of such additional sub-accounts are consistent with the Plan.
     3. Credits of Common Stock
     (a) On May 4, 2005, each Participant serving on the Board as of the preceding day shall receive a credit to his Deferral Sub-Account of a number of shares of Common Stock equal to (i) $10,000 divided by (ii) the Fair Market Value per Share as of January 1, 2005. Each Participant joining the Board during 2005 but after May 3 shall receive, on the fifth business day after such Participant becomes a member of the Board, a number of credits to his Deferral Sub-Account calculated in accordance with the prior sentence, but prorated for the amount of the calendar year 2005 during which the Participant is expected to be a member of the Board. On January 5, 2006, and on each January 5th thereafter (unless such day is not a business day, in which event on the next succeeding business day), each Participant serving on the Board as of such date shall receive a credit to his Deferral Sub-Account of a number of shares of Common Stock equal to (i) $10,000 divided by (ii) the Fair Market Value per Share as of the immediately preceding January 1. Each Participant joining the Board after January 1 of 2006 or after the first day of any subsequent calendar year shall receive, on the fifth business day after such Participant becomes a member of the Board, a number of credits to his Deferral Sub-Account calculated in accordance with the prior sentence, but prorated for the amount of such calendar year during which the Participant is expected to be a member of the Board.
     (b) The Company may from time to time, in its discretion, credit shares of Common Stock to the Restricted Sub-Account of one or more Participants. The amount of such credits, if any, shall be determined by the Board in its sole discretion.
     4. Vesting. Credits to a Participant’s Deferral Sub-Account shall vest daily in equal increments during the period beginning on January 1 of the calendar year in which such credits are made pursuant to Section 3 and ending on December 31 of such year. Notwithstanding the previous sentence, for those Participants joining the Board after January 1 of a given calendar year, daily vesting shall begin the day the Participant joins the Board, and for those Participants who cease to be members of the Board prior to December 31 of a given calendar year, daily vesting shall end on the date the Participant ceases to be a member of the Board. Thus, if a Participant joins the Board after January 1 or ceases to be a member of the Board prior to December 31 of a given year, the amount payable from Participant’s Deferral Sub-Account during such calendar year shall be prorated for the number of days during the calendar year in which the Participant served as a member of the Board. Credits, if any, to a Participant’s Restricted Sub-Account shall be subject to such vesting schedule as may be determined by the Board at the time such credits are approved.

Exhibit 10.2
     5. Adjustments. The amount credited to the Accounts in accordance with Section 3 hereof, plus dividend equivalents thereon, shall be deemed to be invested at all times in shares of Common Stock, in accordance with procedures established from time to time by the Board. Notwithstanding the preceding sentence, the Company is not and shall not be required to make any investment in shares of Common Stock in connection with this Plan. The Board may make or provide for such adjustments in the number of shares of Common Stock credited to the Accounts as the Board, in its sole discretion exercised in good faith, may determine is equitably required in order to prevent dilution or enlargement of a Participant’s rights that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board, in its sole discretion exercised in good faith, may provide, in substitution for the shares of Common Stock credited to the Accounts, such alternative consideration as it may determine to be equitable in the circumstances.
     6. Distribution of Accounts
     (a) The vested amounts then-credited to a Participant’s Deferral Sub-Account and Restricted Sub-Account shall be distributed to him or his Beneficiary within 20 days following the date on which the Participant ceases to be a member of the Board. Such distribution shall discharge all obligations of the Company (and any affiliates) to the Participant or Beneficiary under this Plan with respect to such sub-accounts. Notwithstanding the preceding sentence, the Board may, at the time that an amount is credited to a Participant’s Restricted Sub-Account, provide that such amount shall be distributed to him or his Beneficiary within 20 days following the date on which such amount becomes vested.
     (b) Amounts distributed from a Deferral Sub-Account or Restricted Sub-Account shall be paid be in cash, provided, however, the Company may, in its sole discretion, and subject to Section 14 hereof, permit Participants to elect to receive such distributions in shares of Common Stock. To the extent permitted by the Company, a Participant may elect, on a form provided by the Company, to receive distributions from his Deferral Sub-Account or Restricted Sub-Account in shares of Common Stock or a combination of cash or shares. Notice of the election to receive a distribution in the form of Common Stock shall be delivered to the Secretary of the Company no less than 10 days prior to the distribution. Amounts distributed in cash shall be calculated based on the Fair Market Value per Share as of the date of the event that gave rise to the distribution. Any shares of Common Stock distributed under the Plan may be shares of original issuance, treasury shares or a combination of the foregoing. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan and may provide for the elimination of fractions. Any distribution shall be made in a single lump sum.
     (c) Notwithstanding anything in this Section 6 to the contrary, (i) the date on which a Participant ceases to be a member of the Board shall be deemed to have not occurred for purposes of this Plan unless such cessation constitutes a “separation from service” within the meaning of Section 409A of the Code, and (ii) if a Participant is a “specified employee” within the meaning of Section 409A of the Code, then any distribution on account of his separation

Exhibit 10.2
from service may not commence before the date that is 6 months after the date of such separation from service (or, if earlier, the date of death).
     7. Administration
     (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof), consisting of not less than two directors appointed by the Board, each of whom shall be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee or subcommittee. A majority of the committee (or subcommittee) shall constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee).
     (b) The Board shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to (i) resolve all questions pertaining to claims for benefits and procedures for claim review, (ii) resolve all other questions arising under the Plan, including any factual questions and questions of construction, and (iii) take such further action as the Company shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Board hereunder shall be final and binding upon all interested parties.
     (c) Notwithstanding any other provision herein, it is intended that the Plan comply with the provisions of Section 409A of the Code, so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to Participants or Beneficiaries. This Plan shall be construed, administered, and governed in a manner that effects such intent, and the Board shall not take any action that would be inconsistent with such intent. Any provisions that would cause any amount deferred or payable under the Plan to be includible in the gross income of any Participant or Beneficiary under Section 409A(a)(1) of the Code shall have no force and effect unless and until amended to cause such amount to not be so includible (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Board without the consent of the Participant or Beneficiary).
     8. Interest of Participants. The obligation of the Company under the Plan to make payment of amounts reflected in an Account merely constitutes the unsecured promise of the Company to make payments from its general assets and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Company. This Plan shall not confer upon any Participant any right with respect to continuance of service with the Company or any affiliate, nor shall it interfere in any way with any right the Company or any affiliate would otherwise have to terminate such Participant’s service at any time.
     9. Nonassignment of Benefits. No right or interest under the Plan of any Participant or Beneficiary shall, without the written consent of the Company, be (i) assignable or transferable in any manner, (ii) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment or other legal process or (iii) in any manner liable for or subject to the debts or liabilities of the Participant or Beneficiary. Notwithstanding the foregoing, to the extent permitted by Section 409A of the Code, the Board shall honor a judgment, order or decree from

Exhibit 10.2
a state domestic relations court which requires the payment of part or all of a Participants’ or Beneficiary’s interest under this Plan to an “alternate payee” as defined in Section 414(p) of the Code.
     10. Amendment and Termination. The Company reserves the right to amend or terminate the Plan at any time by action of the Board, except that no such action shall reduce the Account balance of any Participant or his Beneficiary who has an Account, without the consent of the Participant or Beneficiary. Notwithstanding the foregoing, in the event that the Plan is terminated, the vested amounts allocated to a Participant’s Account shall be distributed to the Participant or his Beneficiary on the dates on which the Participant or his Beneficiary would otherwise receive benefits hereunder without regard to the termination of the Plan; provided, however, that to the extent permitted by Section 409A of the Code, the Board may direct that the Participant or his Beneficiary receive an immediate lump sum payment equal to the vested amount credited to his Account.
     11. Governing Law. Except to the extent preempted by federal law, the provisions of the Plan shall be governed and construed in accordance with the laws of the State of Delaware.
     12. Successors. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purposes of this Plan), and the heirs, beneficiaries, executors and administrators of each Participant.
     13. No Funding Required. The Company may create a trust to hold funds to be used in payment of its obligations under the Plan, and may fund such trust; provided, however, that any funds contained therein shall remain liable for the claims of the Company’s general creditors.
     14. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws in connection with the Plan; provided, however, notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Common Stock pursuant to this Plan if the issuance thereof would result in a violation of any such law, in which case the Company shall satisfy its obligations under Section 6 hereof in cash and not shares of Common Stock.
     15. Headings; Interpretation
     (a) Headings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof. Unless the context clearly requires otherwise, the masculine pronoun wherever used herein shall be construed to include the feminine pronoun.
     (b) Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section 409A by the U.S. Department of Treasury or the Internal Revenue Service.
     (c) For purposes of the Plan, the phrase “permitted by Section 409A of the Code,” or words or phrases of similar import, shall mean that the event or circumstance shall only be permitted to

Exhibit 10.2
the extent it would not cause an amount deferred or payable under the Plan to be includible in the gross income of a Participant or Beneficiary under Section 409A(a)(1) of the Code.
[END OF DOCUMENT]